As filed with the Securities and Exchange Commission on December 22, 1998.
                                              Registration No. 333-_____________

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                     TRANSPORT CORPORATION OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                           41-1386925
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             1769 YANKEE DOODLE ROAD
                                 EAGAN, MN 55121
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                     TRANSPORT CORPORATION OF AMERICA, INC.
                      T.A. REWARDS PROGRAM-STOCK COMPONENT
                            (Full title of the Plan)

                          ----------------------------

                                                     Copy to:
   Robert J. Meyers, President                       John R. Houston
   Transport Corporation of America, Inc.            Lindquist & Vennum P.L.L.P.
   1769 Yankee Doodle Road                           4200 IDS Center
   Eagan, MN 55121                                   Minneapolis, MN  55402
   (651) 686-2500                                    (612) 371-3211
   (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
Title of Securities to be     Amount to       Proposed Maximum        Proposed Maximum        Amount of
Registered                    be              Offering Price Per      Aggregate Offering      Registration
                              Registered      Share                   Price                   Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par        100,000         $12.56(1)               $1,256,000(1)           $349.17
value
----------------------------------------------------------------------------------------------------------

        (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Company's Common Stock on the NASDAQ National Market on December 18, 1998.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997.

         (b) (1) The Quarterly Reports of the Company on Form 10-Q and 10-Q/A for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;

                  (2) The Current Reports of the Company filed on Form 8-K and 8-K/A filed July 15, 1998 and September 11, 1998, respectively;

                  (3) The Definitive Proxy Statement dated April 10, 1998 for the Annual Meeting of the Shareholders held on May 21, 1998; and

                  (4) Amendment No. 2 to Form 8-A Registration Statement, filed June 29, 1998.

         (c) The description of the Company's Common Stock as set forth under Item 1 "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated September 29, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article IX of the Registrant's Bylaws provides that the Registrant shall indemnify its officers, directors, employees and others serving at the request of the Registrant in accordance with, and to the extent provided by Minnesota law.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits at page 8 hereof.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on December 21, 1998.


                       TRANSPORT CORPORATION OF AMERICA, INC.



                       By  /S/ ROBERT J. MEYERS
                         -------------------------------------------------------

                         Robert J. Meyers, President and Chief Operating Officer




                                POWER OF ATTORNEY

         The undersigned officers and directors of Transport Corporation of America, Inc. hereby constitute and appoint Robert J. Meyers and James B. Aronson or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on December 21, 1998.


            SIGNATURE                                    TITLE
            ---------                                    -----

/S/ JAMES B. ARONSON                       Chief Executive Officer and Director
--------------------------------           (Principal Executive Officer)
James B. Aronson

/S/ ROBERT J. MEYERS                       President, Chief Operating
--------------------------------           Officer and Director
Robert J. Meyers

/S/ MICHAEL D. KANDRIS                     Chief Financial Officer (Principal
--------------------------------           Financial and Accounting Officer)
Michael D. Kandris

/S/ ANTON J. CHRISTIANSON                  Director
--------------------------------
Anton J. Christianson

/S/ MICHAEL J. PAXTON                      Director
--------------------------------
Michael J. Paxton

/S/ KENNETH J. ROERING                     Director
--------------------------------
Kenneth J. Roering

/S/ WILLIAM D. SLATTERY                    Director
--------------------------------
William D. Slattery

                                INDEX TO EXHIBITS
                     TRANSPORT CORPORATION OF AMERICA, INC.

Exhibit                                                                     Page
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5.1       Opinion of Lindquist & Vennum P.L.L.P.                             i

23.1      Consent of Lindquist & Vennum P.L.L.P.-included in Exhibit 5.1

23.2      Consent of KPMG Peat Marwick LLP                                   ii

24.1      Power of Attorney-included on signature page